PETREE STOCKTON, L.L.P.
                                ATTORNEYS AT LAW
                        4101 LAKE BOONE TRAIL, SUITE 400
                       RALEIGH, NORTH CAROLINA 27607-6519
                            TELEPHONE (919) 420-1700
                              FAX (919) 420-1800            OTHER OFFICES
                                                           CHARLOTTE, N. C.
                                                         WINSTON-SALEM, N. C.






                                 April 25, 1996







EDITEK, Inc.
1238 Anthony Road
Burlington, North Carolina  27215

Dear Gentlemen:

    We refer to the Registration Statement on Form S-3, No. 333-827 (the "Registration Statement") filed by EDITEK, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on February 9, 1996, under the Securities Act of 1933, as amended, and Amendment No. 1 thereto, filed with the Commission on or about March 27, 1996, and Amendment No. 2 thereto, filed with the Commission on or about April 25, 1996, (the "Amendment") relating to the proposed public offering of an aggregate of 11,798,193 shares of Common Stock, par value $.15 per share (the "Shares"), of which (1) 2,752,601 Shares (the "Outstanding Shares") are currently issued and outstanding on the date hereof; (2) 1,873,873 Shares (the "Conversion Shares") are issuable in the future pursuant to conversion rights of certain issued and outstanding shares of Series A Convertible Preferred Stock of the Company as set forth in the Company's Amended and Restated Certificate of Designations of Preferred Stock filed with the Delaware Secretary of State on January 29, 1996 (the "Certificate of Designations"), as described in the Registration Statement; (3) 906,667 Shares (the "Warrant Shares") are issuable in the future pursuant to the terms of a warrant agreements (collectively the "Warrant Agreements"), as described in the Registration Statement; and (4) 6,265,052 Shares (the "Price Protection Shares") are issuable in the future pursuant to the terms of an asset purchase agreement by and between the Company and MedTox Laboratories, Inc. (the "MedTox Agreement"), pursuant to the conversion rights of the Series A Convertible Preferred Stock set forth in the Certificate of Designations, and pursuant to the terms of letter agreements between the Company and certain security holders of the Company (the "Letter Agreements"), as described in the Registration Statement.

    As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of that examination, we advise you that, in our opinion, (1) the Outstanding Shares have been duly authorized, validly issued and delivered and are fully paid and nonassessable and (2) subject to the availability of authorized but unissued shares of Common Stock pursuant to the Certificate of Incorporation of the Company (a) the Conversion Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Certificate of Designations and the Certificate of Incorporation of the Company, will be validly issued, fully paid and nonassessable, (b) the

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EDITEK, Inc.
April 25, 1996
Page 2

Warrant Shares have been duly authorized, and when issued, delivered and paid for in accordance with the terms of the Warrant Agreements and the Certificate of Incorporation of the Company will be validly issued, fully paid and nonassessable, and (c) the Price Protection Shares have been duly authorized, and when issued and delivered in accordance with the terms of the MedTox Agreement, the Certificate of Designations, the Certificate of Incorporation and/or the Letter Agreements, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the related Prospectus under the caption "Legal Matters." This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                                Very truly yours,